                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11307 and 333-11277) of RemedyTemp, Inc. of our report dated November 14, 1997, appearing on page 29 of the Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of such this Form 10-K.




/S/ PRICE WATERHOUSE LLP
------------------------
Price Waterhouse LLP
Costa Mesa, California
December 22, 1997